UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 27, 2003

Date of report (date of earliest event reported)

eGAIN COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	0-30260 (Commission File Number)	77-0466366 (I.R.S. Employer Identification No.)

624 E. Evelyn Avenue, Sunnyvale, California 94086

(Address of principal executive offices, including zip code)

(408) 212-3400

(Registrant’s telephone number, including area code)

ITEM 5.	Other Events.

On August 26, 2003, eGain Communications Corporation, a Delaware corporation (“Company”) and the registrant herein, issued a press release announcing that Gunjan Sinha has stepped down from the position of President. Mr. Sinha will remain actively involved with the Company as a member of the Board of Directors. Ashutosh Roy, the Company’s Chairman and Chief Executive Officer will assume the role and title of President in addition to his current responsibilities.

ITEM 7.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibit 99.1.

Exhibit No.	Description

99.1	Press release, dated as of August 26, 2003

The press release contains forward-looking statements regarding the Company and includes cautionary statements identifying important factors that may cause actual results to differ materially from those anticipated. A copy of the release is furnished herewith as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2003

EGAIN COMMUNICATIONS CORPORATION

By:	/s/ ERIC N. SMIT
Name:	Eric N. Smit
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 26, 2003